Exhibit 99.1

Forma Therapeutics Reports First Quarter 2022 Financial Results and Provides Business Update

Clinical programs advancing in rare hematologic diseases and cancers

May 26 R&D Day to focus on research pipeline strategy and expanded development programs

Cash balance of $441.3 million positions company with runway through the third quarter of 2024

WATERTOWN, Mass. – May. 6, 2022 – Forma Therapeutics Holdings, Inc.(Nasdaq: FMTX), a clinical-stage biopharmaceutical company focused on sickle cell disease, prostate cancer and other rare hematologic diseases and cancers, today reported financial results for the first quarter ended March 31, 2022. The company also highlighted recent progress and upcoming milestones for its pipeline programs.

“The first quarter of 2022 was one of continued progress in enrolling ongoing trials of etavopivat and FT-7051, and also expansion into other areas where red blood cell health may play an important role,” said Frank Lee, president and chief executive officer of Forma. “We also continue to strengthen our capabilities and focus on the patients we serve with the addition of talented leaders.”

Key Business Updates

•
Ifeyinwa (Ify) Osunkwo, M.D., MPH, joined Forma as the company’s inaugural chief patient officer and senior vice president. Dr. Osunkwo leads Forma’s efforts to be a trusted partner, collaborating with patients, advocates and healthcare providers who share a dedication to changing the care and treatment paradigm.
•
Arturo Molina, M.D., elected to Board of Directors and R&D Committee. Dr. Molina is an internationally acclaimed clinician, hematology and oncology researcher, practicing physician and pioneer addressing healthcare inequities. He has over 25 years of experience in biopharma, hematology and oncology and currently serves as chief medical officer at Sutro Biopharma, where he is responsible for the clinical development of oncology and hematology therapeutics.
•
Virtual Research and Development (R&D) Day to be held May 26, 2022. The company will provide an overview of its clinical development programs and research pipeline strategy, including the introduction of a new molecule currently undergoing IND-enabling studies. The live webcast will be available in the “News & Investors” section of Forma’s website.

Upcoming Milestones

•
Patient enrollment in global pivotal Phase II/III trial of etavopivat for the treatment of SCD, the Hibiscus Study. The first interim analysis (IA1) in the Hibiscus Study is expected to be reached by the end of 2022. IA1 is designed to select the dose for the Phase III portion of the trial.

•
Additional etavopivat development programs. Forma has initiated a Phase II trial in patients with either transfusion dependent SCD, transfusion dependent thalassemia, or non-transfusion dependent thalassemia, with initial results expected in late 2022. During 2022, Forma plans to begin clinical trials in pediatric SCD and lower-risk myelodysplastic syndrome (MDS).
•
Update on FT-7051 clinical trial in mCRPC. Men with metastatic castration-resistant prostate cancer (mCRPC) continue to be enrolled in the Phase I trial. Forma plans to provide an update at its May R&D Day and further results later in 2022.
•
Possibility of COVID-19 impact remains. The COVID-19 pandemic remains a factor in the successful completion of these milestones and ongoing clinical trials. Many clinical trials across the biopharma industry, including Forma’s, have been impacted by the COVID-19 pandemic. Clinical trial sites implementing new policies in response to COVID-19 have impacted enrollment of clinical trials and/or the ability to access sites participating in clinical trials.

Financial Results

•
Cash Position: Cash, cash equivalents and marketable securities were $441.3 million as of March 31, 2022, as compared to $490.3 million as of December 31, 2021. Current cash runway is projected through the third quarter of 2024.
•
R&D Expenses: R&D expenses were $31.3 million for the quarter ended March 31, 2022, compared to $26.3 million for the quarter ended March 31, 2021. The increase was primarily attributable to an increase in research and development staff to support advancement of etavopivat and other programs, an increase in equity-based compensation, the conduct of our Phase II/III trial in SCD patients, and study start-up costs related to our trial in thalassemia.
•
General and Administrative (G&A) Expenses: G&A expenses were $13.1 million for the quarter ended March 31, 2022, compared to $9.9 million for the quarter ended March 31, 2021. The increase was primarily attributable to equity-based compensation, costs due to executive and staff hiring, and other related general and administrative costs.
•
Net Loss: Net loss was $44.1 million for the quarter ended March 31, 2022, compared to net loss of $36.0 million for the quarter ended March 31, 2021.

Forma will conduct a conference call and webcast May 6, 2022 at 8:00 a.m. Eastern Daylight Time (EDT) to discuss first quarter 2022 results and business updates. The call can be accessed by dialing (833) 301-1146 in the U.S., and (914) 987-7386 internationally, with conference ID 1879297.

The live webcast will be available in the “News & Investors” section of Forma’s website www.FormaTherapeutics.com.

About Forma Therapeutics

Forma Therapeutics is a clinical-stage biopharmaceutical company focused on the research, development and commercialization of novel therapeutics to transform the lives of patients with rare hematologic diseases and cancers. Our R&D engine combines deep biology insight, chemistry expertise and clinical development capabilities to create drug candidates with differentiated mechanisms of action focused on indications with high unmet need. Our work has generated a broad proprietary portfolio of programs with the potential to provide profound patient benefit. For more information, please visit www.FormaTherapeutics.com or follow us on Twitter @FORMAInc and LinkedIn.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding the company’s beliefs and expectations regarding its: business plans and objectives; future plans for etavopivat and FT-7051, including expectations regarding potential development expansion plans as well as the timing, success and data announcements of planned and ongoing clinical trials; therapeutic potential, clinical benefits, mechanisms of action and safety of our product candidates; upcoming milestones and planned additional trials for the company’s product candidates; growth as a company; presentation of additional data at upcoming scientific conferences, and other preclinical data and potential data publications in 2022; uses and need of capital, expenses and other financial results currently or in the future; and the potential impact of COVID-19 on patient retention and enrollment, future operations or clinical trials. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those risks and uncertainties associated with the following: the impact of the COVID-19 pandemic on the company’s business, operations, supply chain patient enrollment and retention, strategy, goals and anticipated milestones, as well as global economies and financial markets; the therapeutic potential of our product candidates and the timing and completion of our clinical trials and related data analyses; positive results from a clinical study may not necessarily be predictive of the results of future or ongoing clinical studies; any one or more of our product candidates may not be successfully developed and commercialized; regulatory developments in the United States and foreign countries; our ability to protect and maintain our intellectual property position; and our ability to fund operations; as well as those risks and uncertainties set forth more fully under the caption "Risk Factors" in our most recent annual report on Form 10-K filed with the United States Securities and Exchange Commission (SEC) and subsequent filings with the SEC. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent our views only as of the date hereof and should not be relied upon as representing our views as of any subsequent date.

Selected Financial Information

(in thousands except share and per share data)

(unaudited)

Statement of Operations Items:	For the Three Months Ended March 31,
	2022	2021
Collaboration revenue	$—	$—
Operating expenses:
Research and development	31,273	26,343
General and administrative	13,136	9,867
Total operating expenses	44,409	36,210
Loss from operations	(44,409)	(36,210)
Other income:
Interest income	289	262
Other expense, net	(35)	(4)
Total other income, net	254	258
Loss before taxes	(44,155)	(35,952)
Income tax expense	3	8
Net loss and comprehensive loss	$(44,158)	$(35,960)
Net loss allocable to shares of common stock, basic and diluted	$(44,158)	$(35,960)
Net loss per share of common stock, basic and diluted	$(0.93)	$(0.76)
Weighted-average shares of common stock outstanding, basic and diluted	47,561,631	47,295,013

Selected Balance Sheet Items:
	March 31, 2022	December 31, 2021
Cash, cash equivalents, and marketable securities	$441,343	$490,273
Total assets	$514,497	$561,061
Accounts payable, accrued expenses, and other current liabilities	$26,247	$35,018
Total stockholders’ equity	$461,193	$498,356

Media Contact:
Caitlin Hunt, +1 781-985-5967
Porter Novelli
caitlin.hunt@porternovelli.com

Investor Contact:

Mario Corso, +1 781-366-5726

Forma Therapeutics

mcorso@formatherapeutics.com

SOURCE: Forma Therapeutics Holdings, Inc.